SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant toss.240.14a-12

                          CNB Florida Bancshares, Inc.
                (Name of Registrant as Specified in its Charter)
                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee  computed on table below per Exchange Act Rules 14(a)-6(i)(1) and  0-11.
      1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
      2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
      4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
      5)  Total Fee Paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act  Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)  Amount Previously Paid:

         -----------------------------------------------------------------------
      2)  Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
      3)  Filing Party:

         -----------------------------------------------------------------------
      4)  Date Filed:

         -----------------------------------------------------------------------

                          CNB Florida Bancshares, Inc.

                             9715 Gate Parkway North
                           Jacksonville, Florida 32246




April 10, 2001


Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of CNB Florida Bancshares, Inc. to be held on Wednesday, May 16, 2001 commencing at 10:00 a.m. at the Jacksonville Marriott located at 4670 Salisbury Road, Jacksonville, Florida. A formal Notice setting forth the business to come before the meeting and a Proxy Statement are attached. The purpose of the meeting is to consider and vote upon the proposals explained in the Notice and the Proxy Statement.

      It is important that your shares be represented at the Annual Meeting whether or not you plan to attend the Annual Meeting in person. The Board of Directors requests that you carefully review these materials before completing, signing and dating the enclosed proxy and returning it in the postage paid envelope provided for your use. If you later decide to attend the Annual Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Annual Meeting, you may do so and your proxy will have no further effect.

                               Sincerely,


                               /s/ K. C. Trowell
                               -----------------
                               K. C. Trowell
                               Chairman of the Board and Chief Executive Officer

                          CNB Florida Bancshares, Inc.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 2001


To the Holders of Common Stock:

      You are invited to attend the Annual Meeting of Shareholders of CNB Florida Bancshares, Inc. (the "Company" or "CNB"), which will be held on Wednesday, May 16, 2001 at 10:00 a.m. at the Jacksonville Marriott in Jacksonville, Florida to consider and act upon the following matters:

       1.  Election of seven directors of the Company, each for a one year term.

       2. Approval of an Amendment to the Company's Performance-Based Incentive Plan.

       3. Such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only shareholders of record of the Company's common stock at the close of business on March 30, 2001 are entitled to receive notice of, and to vote on, all business that may come before the Annual Meeting.

      Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy as promptly as possible in the postage paid envelope provided for your use to the Company's transfer agent. You may revoke the proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying Proxy Statement.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ G. Thomas Frankland
                                            -----------------------
                                            G. Thomas Frankland
                                            Corporate Secretary


Dated: April 10, 2001

                                 PROXY STATEMENT
                         Annual Meeting of Shareholders

                          CNB Florida Bancshares, Inc.
                             9715 Gate Parkway North
                           Jacksonville, Florida 32246

GENERAL

      This Proxy Statement is being furnished to holders of CNB Florida Bancshares, Inc. (the "Company" or "CNB") common stock, $.01 par value (the "Common Stock") in connection with the solicitation of proxies by the Board of Directors of CNB for use at the Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held on Wednesday, May 16, 2001 commencing at 10:00 a.m. at the Jacksonville Marriott in Jacksonville, Florida.

      This Proxy Statement and the attached Notice and Form of Proxy are first being mailed to holders of Common Stock on or about April 10, 2001.

VOTING OF PROXIES

      Shares represented by proxies properly signed and returned, unless subsequently revoked, will be voted at the Annual Meeting of Shareholders in accordance with the instructions marked on the proxy. If a proxy is signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted FOR approval of the proposals stated in this Proxy Statement and in the discretion of the holders of the proxies on other matters that may properly come before the Annual Meeting of Shareholders.

      Any holder of Common Stock who has executed and delivered a proxy may revoke such proxy at any time before it is voted by attending the Annual Meeting of Shareholders and voting in person, by giving written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Such notice of revocation or later proxy should be sent to the Company's transfer agent. In order for the notice of revocation or later proxy to revoke the prior proxy, the Company's transfer agent must receive such notice or later proxy prior to the vote of shareholders at the Annual Meeting of Shareholders. Attendance at the Annual Meeting of Shareholders will not in itself revoke a proxy.

VOTING PROCEDURES

      The Company's Amended and Restated Bylaws (the "Bylaws") provide that a majority of shares entitled to vote and represented in person or by proxy at a meeting of the shareholders constitutes a quorum. Under the Florida Business Corporation Act (the "Act"), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Other matters are approved if affirmative votes cast by the holders of the shares represented at a meeting at which a quorum is present exceed votes opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Act or the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"). Therefore, abstentions and broker non-votes have no effect under Florida law.

VOTING SECURITIES

      The Board of Directors of CNB has fixed the close of business on March 30, 2001, as the Record Date for the determination of holders of Common Stock entitled to receive notice of and to vote at the Annual Meeting of Shareholders. At the close of business on March 30, 2001, there were issued and outstanding 6,099,376 shares of Common Stock entitled to vote at the Annual Meeting of Shareholders held by approximately 522 registered holders. Holders of Common Stock outstanding on March 30, 2001 are entitled to one vote for each share held of record upon each matter properly submitted to CNB shareholders at the Annual Meeting of Shareholders.

PURPOSE

      The business that management anticipates will be transacted at the meeting is as follows:

      PROPOSAL 1:  Election of Directors
      ----------
      The Directors nominated for election at the 2001 Annual Meeting of Shareholders are Thomas R. Andrews, Audrey S. Bullard, Raymon Land, Sr., Marvin
H. Pritchett, Halcyon E. Skinner, William Streicher and K.C. Trowell each of whom currently serves as a Director. In order to be elected, each nominee must receive a plurality of the votes cast, which shall be counted as described in Voting Procedures. The accompanying proxy, unless otherwise specified, will be voted FOR the election of the persons named above. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may, in their discretion, vote for a substitute.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

      The following table sets forth certain information with respect to the nominees. Members of the Board of Directors will serve until the next annual meeting of shareholders and thereafter until their respective successors are elected and qualified. Except as otherwise indicated, each person has been or was engaged in his or her present or last principal occupation, in the same or a similar position, for more than five years.

                                      Positions Held and Principal Occupations
Name                           Age    During the Past Five Years
----                           ---    ------------------------------------------
Thomas R. Andrews              55     Mr.  Andrews  was elected  to the Board of
                                      Directors  of  the  Company  in March 1994
                                      and  serves  on the Compensation and Audit
                                      Committees  of  the  Company's   Board  of
                                      Directors. Mr. Andrews previously served as chairman of the Board of Directors for the former Bradford Bankshares, Inc. He is the owner of Belco Enterprises, a commercial real estate company.

                                      Positions Held and Principal Occupations
Name                           Age    During the Past Five Years
----                           ---    ------------------------------------------
Audrey S. Bullard               58     Ms.  Bullard  was elected to the Board of
                                       Directors  of  the  Company  in  1987 and
                                       serves  on the Executive and Compensation
                                       Committees  of  the  Company's  Board  of
                                       Directors.  Ms.  Bullard  also  serves on
                                       the  Board  of Directors of the Company's
                                       wholly  owned subsidiary,   CNB  National
                                       Bank (the "Bank"). A practicing certified
                                       public  accountant,  Ms.  Bullard  is  an
                                       officer  and  part   owner   of   Bullard
                                       Development  Co.  and  A&R of Lake  City,
                                       Inc.  as  well  as  several  partnerships
                                       and land  development firms.  Ms. Bullard
                                       has been  active  in  numerous  civic and
                                       service   organizations,   including  the
                                       Chamber  of  Commerce,  the  Lake   Shore
                                       Hospital,  the Advent  Christian Advisory
                                       Board,  the Columbia County Public School
                                       Foundation, the Lake City/Columbia County
                                       Beautification Board,  the North  Florida
                                       Advisory  Council  and the Board of Santa
                                       Fe Health Care, Inc.

Raymon Land, Sr.                61     Mr.  Land  was  elected  to  the Board of
                                       Directors  of  the  Company in April 1998
                                       and serves on the Audit  Committee of the
                                       Company's  Board  of Directors.  Mr. Land
                                       previously   served   on   the  Board  of
                                       Directors  of  the  Bank. Mr. Land is the
                                       owner of Raymon J. Land Watermelon Sales,
                                       a  watermelon and produce brokerage   and
                                       shipping business. Mr. Land is the  owner
                                       of a commercial cow and  calf  production
                                       operation  and raises registered  quarter
                                       horses.  Mr. Land  is  President  of Land
                                       Truck  Brokers,  Inc.,  a  transportation
                                       company   for   produce.  He   served  as
                                       President of both the National Watermelon
                                       Association,   Inc.   and   the   Florida
                                       Watermelon     Association,    Inc.   and
                                       presently is on the Executive Committees for both Associations. In addition, Mr.
                                       Land serves on various committees as an advisor, which serve as liaison between the Department of Agriculture and the watermelon industry. Mr. Land is also a Licensed Real Estate Salesman with Land
                                       Brokerage Realtor.

Marvin H. Pritchett             67     Mr.  Pritchett  was  elected to the Board
                                       of  Directors  of the Company in 1988 and
                                       serves on the Executive and  Compensation
                                       Committees  of  the  Company's  Board  of
                                       Directors as well as on the Bank's  Board
                                       of  Directors.  Mr.  Pritchett  serves as
                                       Chief   Executive  Officer  of  Pritchett
                                       Trucking, Inc.,  President  of Pritchett,
                                       Inc.,  a  timber  firm and  President  of
                                       G.  P.   Materials,  Inc.,   which  sells
                                       aggregate material. Mr. Pritchett is also
                                       the Chairman of Nextran Corporation, with
                                       heavy   duty   truck    dealerships    in
                                       Jacksonville,  Orlando, Tampa, Lake City,
                                       Miami, Riveria Beach and Pompano.  Within
                                       the group of Nextran Truck  Centers,  the
                                       following    truck    manufacturers   are
                                       represented:    Mack,    Volvo,    Isuzu,
                                       Mitsubishi and GMC.

                                      Positions Held and Principal Occupations
Name                           Age    During the Past Five Years
----                           ---    ------------------------------------------

Halcyon E. Skinner              54     Mr.  Skinner  was elected to the Board of
                                       Directors in April 2000 and serves on the
                                       Executive  Committee  of   the  Company's
                                       Board of Directors.  Mr.  Skinner is  the
                                       managing partner of the Jacksonville  law
                                       offices  of   McGuireWoods,  LLP.  Before
                                       becoming a partner of  McGuireWoods, LLP,
                                       Mr. Skinner was a shareholder  in the law
                                       firm of Mahoney,  Adams & Criser for more
                                       than  three years.  He served as the head
                                       of the  Professional  Division  of United
                                       Way  for  Northeast  Florida  from   1996
                                       through 1998.

William Streicher               65     Mr. Streicher was elected to the Board of
                                       Directors  of  the  Company  in  1990 and
                                       serves  on  the  Audit  and  Compensation
                                       Committees  of  the  Company's  Board  of
                                       Directors.  He  has  owned  and  operated
                                       several McDonald's  restaurant franchises
                                       in the  Company's  primary  service  area
                                       and  also  has  served  on  the  Board of
                                       Ronald McDonald House Charities at Shands
                                       Hospital in Gainesville, Florida for over
                                       ten  years.  He  is past  chairman  and a
                                       past  board  member  of  the  Lake   City
                                       Community College Foundation and Regional
                                       Board  of  Trustees,  Lake City Community
                                       College,  a past  member of the Lake City
                                       Rotary   Club,  past  Vice  President  of
                                       McDonald's   Owner/Operator   Advertising
                                       Co-Operative and a past representative to the McDonald's Advertising Advisory Board of the State of Florida.

K.C. Trowell                    62     Mr.  Trowell is Chairman  and  CEO of the
                                       Company  and of the Bank.  He was elected
                                       to the  Board of  Directors  in 1987  and
                                       serves  as  Chairman  of  the   Executive
                                       Committee  of  the  Board of Directors of
                                       the   Company.   He  has  served  as  the
                                       Chairman and CEO of the Company since its
                                       inception  in 1987 and of the  Bank since
                                       its inception in 1986.  Mr.  Trowell is a
                                       Lake City,  Florida  native  and has been
                                       actively  involved  in commercial banking
                                       management in North Florida for  over  25
                                       years.   He  has   also  held  management
                                       positions with NationsBank of  Lake  City
                                       (and  its predecessors), American Bank of
                                       Jacksonville,  and  Barnett  Banks,  Inc.
                                       in  Jacksonville.  He  is former Chairman
                                       of  the  Board  of  Trustees  of  Florida
                                       Bankers  Insurance  Trust.  He  is a past
                                       director of Community Bankers of Florida,
                                       past  director  of  the  Columbia  County
                                       Committee  of 100,  a  founding  director
                                       of   North   Central   Florida   Areawide
                                       Development  Company,  and a former board
                                       member  and  chairman  of  both Lake City
                                       Medical  Center   and   Columbia   County
                                       Industrial Development Authority.

PROPOSAL 2: Adoption of Amendment 1 to the Performance-Based Incentive Plan

The Company's Performance-Based Incentive Plan (the "Plan") was adopted by the Board of Directors in 1998 and became effective after approval by the shareholders in April 1998. The number of shares of Common Stock authorized to be issued under the long-term incentive portion of the Plan was set at 540,000 (adjusted for the 2-for-1 stock split effective August 17, 1998). Options for substantially all of the 540,000 shares have since been granted. On April 6, 2001 the Board of Directors approved a proposal to amend the Company's Plan. The amendment increases the number of shares which may be granted under the long-term incentive component of the Plan from 540,000 to 800,000.

The Board of Directors believes the Plan is an essential element in the Company's ability to attract, retain and award selected directors and key employees, and to align the interests of these individuals and the shareholders. The Plan provides long-term incentives to directors and key employees who have substantial responsibility for corporate management and growth. An increase in the number of shares available for grant under the Plan is necessary in order to attract and retain these key employees and directors and further the Company's goal of employing highly qualified professionals.

In order to be adopted, the number of votes cast in favor of the amendment to the Plan at a meeting of shareholders where a quorum is present must exceed the number of votes cast against the amendment to the Plan. The accompanying proxy, unless otherwise specified, will be voted FOR the amendment to the Plan.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE PLAN.

BOARD OF DIRECTORS AND STANDING COMMITTEES; DIRECTOR COMPENSATION

      If elected, the seven nominees will constitute the Board of Directors of the Company. During 2000, the Board held a total of eleven meetings.

      The Board of Directors maintains an Audit Committee, a Compensation Committee and an Executive Committee, which are described below. Members of these committees are elected annually at the Board meeting immediately following the Annual Meeting of Shareholders. Under the Company's Bylaws, the Board of Directors is authorized to designate other members of the Board to serve in the place of absent members of any committee.

      The Audit Committee is comprised of Messrs. Andrews, Land and Streicher, none of whom is an officer or employee of the Company. During 2000 the Audit Committee held four meetings. The Audit Committee is responsible for the matters set forth in its written charter attached to this proxy statement as Exhibit A.

      The Compensation Committee is comprised of Messrs. Andrews, Pritchett and Streicher and Ms. Bullard. During 2000 this committee held one meeting. The Compensation Committee is principally responsible for (1) establishing and recommending to the Board of Directors the compensation of the Chief Executive Officer of the Company; (2) establishing and recommending to the Board of Directors the compensation of other senior management of the Company; (3) periodically reviewing all salary administration and employee benefits; (4) reviewing succession plans for executive positions; and (5) developing and recommending to the Company's Board of Directors stock incentive compensation for officers and employees.

      The Executive Committee is comprised of Ms. Bullard, Mr. Pritchett, Mr. Skinner and Mr. Trowell and the Company's Executive Vice President and Chief Financial Officer, G. Thomas Frankland. During 2000 this committee held one meeting. The Executive Committee is authorized to act on behalf of and exercise all powers of the Board of Directors when the Board is not in session, except as limited by Florida law and also recommends to the full Board of Directors candidates for the Company and Bank Boards of Directors.

      In 2000 all members of the Board attended at least 75% of all meetings of the Board and committees on which they served.

      Members of the Board of Directors are paid $300 for each meeting of the Board and $150 for each committee meeting that they attend. In addition, non-management directors receive non-qualified stock options in accordance with the Company's Performance-Based Incentive Plan.

AUDIT COMMITTEE REPORT

         As set forth in its charter, the Audit Committee oversees the financial statements and relations with the independent auditors. The Audit Committee selects the Company's independent auditors, meets annually with the auditors to discuss whether current accounting principles and disclosures are appropriate and verify the independence of the Company's independent auditors. All auditors employed or engaged by the Company report directly to the Audit Committee. To fulfill its responsibilities, the Audit Committee recommends the selection of auditors, reviews the audit program on at least an annual basis to ensure the adequacy of its scope, reviews all reports of auditors and examiners, as well as management's responses to such reports to ensure the effectiveness of internal controls and the implementation of remedial action, and recommends to the Board whether to include the audited financial statements in the Company's Annual Report on Form 10-K.

         In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls, accounting function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with the independent auditors its audit plans, audit scope and identification of audit risks.

         The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and discussed and reviewed the results of the independent auditors' examination of the financial statements.

         The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2000 with management and the independent auditors. Management has the responsibility for preparation of the Company's financial statements, and the independent auditors have the responsibility for examination of those statements.

         Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission (the "SEC").

         The Company has chosen to evaluate the independence of its directors based on the National Association of Security Dealers ("NASD") definition of an independent director. All members of the Audit Committee are independent directors as defined by NASD.

Thomas R. Andrews
Raymon Land, Sr.
William Streicher

April 10, 2001
Fees Paid to Principal Auditor
------------------------------
         The Company will pay a total of $120,800 to Arthur Andersen LLP, for services rendered in connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2000, and the reviews of the interim financial statements.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------
         There were no fees paid to Arthur Andersen LLP, for services rendered in connection with financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees
--------------
         All other fees to be paid for services, primarily tax services, rendered in 2000 by Arthur Andersen LLP, other than those above will be $21,000.


COMPENSATION COMMITTEE REPORT

      The Compensation Committee presents the following report on compensation for the Company's executive officers. Actual compensation during 2000 for the Chief Executive Officer is shown in the Summary Compensation Table and other tables following this report.

      Philosophy. As more fully described below, the Compensation Committee of the Company's Board of Directors administers the compensation programs for the Company's executive officers. The Company's compensation structure is intended to provide a compensation package that will attract, motivate and retain qualified executives; to ensure a compensation mix that focuses executive behavior on the fulfillment of annual and long-term business objectives; and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's shareholders.

      The components of individual executive officer compensation are base salary, annual bonus and long-term stock-based incentives.

      Salary. Base salary is assigned to positions based on job responsibilities, sustained performance and a periodic informal review of base salary practices for comparable positions at similar community banking companies. The Company's Chief Executive Officer recommends (except with respect to his own salary) and the Compensation Committee approves salary adjustments for executive officers based on achievement of specific annual performance goals, including personal, departmental and overall Company goals depending upon each officer's specific job responsibilities. The Committee and the Chief Executive Officer also use their subjective judgment to consider such criteria as the executive's knowledge of and importance to the Company's business, willingness and ability to accomplish the tasks for which he or she was responsible, professional growth and potential, and the Company's financial performance in making salary decisions. No particular weighting is applied to these factors.

      Annual  Bonus.  For the  annual  bonus  plan,  the  Committee  establishes written, objective, strategic and financial goals, both qualitative and quantitative, for executive officers based on the Company's business plan and budget approved by the Board of Directors of the Company. Financial goals for the executive officers may include Company earnings per share, return on equity, overhead ratio, asset quality and return on assets. Strategic goals may include the accomplishment of expansion objectives.

      The members of other senior management are also eligible to participate in the annual incentive component of the Plan, but with accountability for various business unit financial measures and specific individual objectives, as well as Company financial goals.

      Long-Term  Incentives.  Under the  Performance-Based  Incentive  Plan, the
Company may provide performance-based incentive awards through the grant of stock options, restricted stock, stock appreciation rights and performance units. This plan is designed to increase the personal stake of participants in both the annual and long-term success and growth of the Company and encourage them to remain in the employ of the Company. Because awards of options and restricted stock are keyed to the market value of the Company's Common Stock at the time of grant, the future value of those awards is entirely dependent on increases in the market value of the Company's Common Stock. In making stock option grants in 2000, the Committee considered, without assigning a particular weighting, the number of options previously granted to the executive, the executive's salary, the Company's financial results, the need for a long-term focus on improving shareholder value and the executive's ability to positively impact the Company's performance.

      Chief Executive Officer Compensation. Under the Company's employment agreement with the Chief Executive Officer, he is being paid a base salary of $270,000. The Compensation Committee determined this base salary based on, without applying any specific weighting to these factors, the base salary that the Company is obligated to pay under his employment agreement, his long service to the Company, amounts earned by the Chief Executive Officer in prior years, the Company's financial performance and growth and the pay practices of other community banks.

      The Chief Executive Officer is eligible for an annual bonus targeted at 50% of base salary. For performance in 2000, he received an annual bonus of $135,000. In determining this amount, the Committee exercised its subjective judgment and considered, among other factors and with no particular weighting, the Company's expansion progress, recruiting the necessary staff, increasing its loan volume and asset base and maintaining its strong capital position and the Chief Executive Officer's contribution to these achievements.

      The Committee will consider any federal income tax limitations on the deductibility of executive compensation in reaching compensation decisions and will seek shareholder approval where such approval will eliminate any limitations on deductibility.

Thomas R. Andrews
Audrey S. Bullard
Marvin H. Pritchett
William Streicher

April 10, 2001

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth for the years ended December 31, 2000, 1999 and 1998, the cash compensation paid or accrued by the Company, as well as certain other compensation paid or accrued for those years to the Company's Chief Executive Officer and the two additional most highly compensated executive officers of the Company for services rendered to the Company and the Bank during the periods indicated.

                         Summary Compensation Table (1)


                                  Annual Compensation                            Long Term Compensation
                                                                                        Awards

    Name and                                                         Restricted      Securities         All other
    Principal                                                         stock          Underlying       Compensation
    Position                  Year    Salary         Bonus            award(s)       Options/SARs         ($) (2)
                                       ($)            ($)              ($)              (#)
K. C. Trowell,                2000    270,000       135,000             -              25,000             8,022
Chairman and Chief            1999    250,000       125,000             -                -                8,843
Executive Officer             1998    250,000       122,647          60,000 (3)        80,000             7,985


G. Thomas Frankland,          2000    200,000       100,000             -              20,000             6,216
Executive Vice President      1999    185,000       100,208             -                -                1,363
and Chief Financial           1998     16,128        35,000(4)       40,000 (5)        40,000                78
Officer



Bennett Brown,                2000    195,000        97,500             -              10,000             6,188
Executive Vice                1999    135,000        67,500          48,750 (6)        55,000               725
President                     1998      N/A            N/A             N/A               N/A                N/A


(1) Columns relating, respectively, to "other annual compensation" and "LTIP payouts" have been deleted because no compensation required to be reported in such columns was awarded to, earned by, or paid to the named executives during the periods covered by such columns. Non-cash perquisites are not disclosed in this table because the aggregate value does not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

(2) The amounts shown in this column for 2000 consist of payments for term life insurance premiums (Mr. Trowell - $2,772; Mr. Frankland - $966; and Mr. Brown - $938 and the Company's matching contributions to the 401(k) plan for 2000 (Mr. Trowell - $5,250; Mr. Frankland - $5,250 and Mr. Brown - $5,250).

(3) The Company granted 7,500 shares of restricted stock on December 10, 1998. The market value of the Company Common Stock was not readily ascertainable. Actual trades in the Company's Common Stock closest to December 10, 1998 were at $8.00 per share and that value is used herein.



                                       12

(4)  Amount shown is a signing bonus awarded in 1998.

(5) The Company granted 5,000 shares of restricted stock on December 10, 1998. The market value of the Company Common Stock was not readily ascertainable. Actual trades in the Company's Common Stock closest to December 10, 1998 were at $8.00 per share and that value is used herein.

(6) The Company granted 5,000 shares of restricted stock on April 1, 1999. The market value of the Company Stock as April 1, 1999 was $9.75 per share.

      Stock Options. The following table sets forth information concerning options which were granted during the fiscal year ended December 31, 2000.

                                        Options/SAR Grants in Last Fiscal Year (1)

                                              Individual Grants                                                      Grant
                                                                                                                   Date Value
                               Number of          Percent of
                              Securities        total options/
                              Underlying         SARs granted                                                      Grant date
                             Options/SARs        to employees          Exercise or           Expiration             Present
          Name                  Granted         in fiscal year         base price             Date (2)             value (3)

K.C. Trowell                    25,000               35.4%               $9.00                01/19/10              $76,153
G. Thomas Frankland             20,000               28.4                 9.00                01/19/10               60,922
Bennett Brown                   10,000               14.2                 9.00                01/19/10               30,461

 (1) All information in this table relates to options. The Company has not granted any stock appreciation rights ("SARs").

 (2) Options become exercisable as follows: 25% at the date of grant and 25% at each successive anniversary date for 3 years.

 (3) This estimate is determined using the Black-Scholes model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. This hypothetical value is based on the following assumptions: an exercise price equal to the market value on day of grant; estimated dividend yield of 2.50%; standard deviation of stock price volatility of 0.30%; risk-free interest rate of 6.52%; and average option term of 6 years.

Aggregated Option/SAR Exercises and Fiscal Year-End Options. The following table sets forth information concerning the exercise of stock options during the last completed fiscal year by the named executive officers and the fiscal year-end value of unexercised options.


        Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Options/SAR Values (1)

                                                                          Number of
                                                                          Securities                        Value of
                                                                          Underlying                     Unexercised in-
                                Shares            Value                  Unexercised                        the-money
                              acquired on        Realized              options/SARs at                   options/SARs at
           Name                exercise       Market-strike            fiscal year end                 fiscal year end (2)

                                                                Exercisable     Unexercisable     Exercisable    Unexercisable
K.C. Trowell                    27,306           $125,277         173,260           45,550         $338,809            -
G. Thomas Frankland                -                -              35,000           25,000             -               -
Bennett Brown                      -                -              27,500           37,500             -               -


(1)   All information in this table relates to options.  The Company has not granted any SARs.

(2)   As of December 31, 2000, the market value of the Company Common Stock was $8.00.


EMPLOYMENT AGREEMENTS

      Mr. Trowell's Employment Agreement. On December 10, 1998, the Company entered into an employment agreement with K.C. Trowell (the "Trowell Agreement") which provides that Mr. Trowell will serve as the Chairman and Chief Executive Officer of the Company. The Trowell Agreement has a rolling three-year term, provided Mr. Trowell's employment term ends on the first day of the month following his 70th birthday. The Trowell Agreement provides for a minimum annual base salary of $250,000 (increased to $270,000 on January 1, 2000), participation in the Performance-Based Incentive Plan, and participation in the Company's various incentive, savings, retirement and welfare benefit plans. Mr. Trowell also is eligible to receive an annual bonus targeted at 50% of his annual base salary. The Company also agreed to provide Mr. Trowell with a company car. The Trowell Agreement contains a noncompetition provision. In the event Mr. Trowell's employment is terminated by the Company for a reason other than for cause, death or disability, or if Mr. Trowell terminates his employment for good reason (as defined in the Trowell Agreement), then the Company must pay Mr. Trowell a lump sum equal to (i) the amount of any earned but unpaid salary and bonus, deferred compensation and vacation pay, plus (ii) an amount equal to 50% of the sum of Mr. Trowell's annual base salary and highest annual bonus from the date of termination until the end of the employment period. In the event the Company terminates Mr. Trowell's employment without cause, or if Mr. Trowell terminates his employment for good reason within two years of a change of control of the Company, then the Company will pay Mr. Trowell 100% of the amount referred to in (ii) above. In addition, all options to acquire shares of Common Stock and all restricted stock previously granted to Mr. Trowell immediately become vested and non-forfeitable upon a change in control.

      Mr. Frankland's Employment Agreement. On November 30, 1998, the Company entered into an employment agreement with G. Thomas Frankland (the "Frankland Agreement") which provides that Mr. Frankland will serve as the Executive Vice President and Chief Financial Officer of the Company. The Frankland Agreement provides for an annual base salary of $185,000 (increased to $200,000 on January 1, 2000), participation in the Performance-Based Incentive Plan, and participation in the Company's various incentive, savings, retirement and welfare benefit plans. Mr. Frankland also received a signing bonus of $35,000 and is eligible to receive an annual bonus targeted at 50% of his annual base salary. The Company also agreed to grant Mr. Frankland options to purchase 40,000 shares of Common Stock at a price of $8.00 per share, 20,000 of which vest on the first anniversary of the Frankland Agreement and 10,000 of which vest in each of the next two succeeding anniversary dates. The Company also agreed to grant Mr. Frankland 5,000 shares of restricted stock, 2,500 of which vest and become nonforfeitable on the first anniversary of the Frankland
Agreement and 2,500 of which vest and become nonforfeitable on the second anniversary of the Frankland Agreement. In all other terms, the Frankland Agreement is substantially similar to the Trowell Agreement.

      Mr. Brown's Employment Agreement. On April 1, 1999, the Company entered into an employment agreement with Bennett Brown (the "Brown Agreement") which provides that Mr. Brown will serve as the Executive Vice President of the Company and President and Chief Operating Officer of the Bank. The Brown Agreement provides for an annual base salary of $180,000 (increased to $195,000 on January 1, 2000), participation in the Performance-Based Incentive Plan, and participation in the Company's various incentive, savings, retirement and welfare benefit plans. Mr. Brown is eligible to receive an annual bonus targeted at 50% of his annual base salary. The Company also agreed to grant Mr. Brown options to purchase 40,000 shares of Common Stock at a price of $9.75 per share, 20,000 which vest on the first anniversary of the Brown Agreement and 10,000 of which vest in each of the next two succeeding anniversary dates. The Company also agreed to grant Mr. Brown options to purchase 15,000 shares of Common Stock at the same exercise price to be exercised ratably upon achievement of performance based goals. The Company also agreed to grant Mr. Brown 5,000 shares of restricted stock, 2,500 of which vest and become nonforfeitable on the first anniversary of the Brown Agreement and 2,500 of which vest and become nonforfeitable on the second anniversary of the Brown Agreement. In all other terms, the Brown Agreement is substantially similar to the Trowell and Frankland Agreements.

PERFORMANCE GRAPH

         The SEC requires a five-year (or such shorter period as a company's stock has been publicly traded) comparison of stock price performance of the Company with both a broad equity market index and a published industry index or peer group. The Company's total return compared with the NASDAQ Total U.S. Market Index and the NASDAQ Bank Index, as well as the SNL $250 Million-$500 Million Bank Asset-Size Index since its Common Stock began trading on the over the NASDAQ National Market System is shown on the following graph. The NASDAQ Bank Index includes all types of banks, savings institutions and holding companies performing functions closely related to banking. The SNL $250 Million-$500 Million Bank Asset-Size Index includes 113 banks, traded over a major public exchange, whose most recent financial information indicates assets between $250 million and $500 million.

         This graph assumes that $100 was invested on January 29, 1999, the date of that the Company's stock first traded on the NASDAQ National Market System, and all dividends were reinvested in the Common Stock and the other indices. Each of the indexes is weighted on a market capitalization basis at the time of each reported data point.

                                                    January 29, 1999       December 31, 1999      December 31, 2000
The Company                                              100.00                 104.22                   88.76
Nasdaq Total U.S. Index                                  100.00                 158.70                   97.67
Nasdaq Bank Index                                        100.00                  98.63                  112.56
SNL $250M-$500M Bank Asset Size Index                    100.00                  92.48                   89.04


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       Name of Director                                  Amount and Nature of                  Percent of Shares of
       or Executive Officer                           Beneficial Ownership (1)             Common Stock Outstanding
       ---------------------                          ------------------------             ------------------------
       Thomas R. Andrews.....................                     215,000  (2)                                3.52%
       Bennett Brown.........................                      99,000  (3)                                1.62%
       Audrey S. Bullard.....................                     224,161  (4)                                3.68%
       G. Thomas Frankland...................                     100,000  (5)                                1.64%
       Raymon Land, Sr.......................                     126,074  (2)                                2.07%
       Marvin H. Pritchett...................                   1,035,831  (6)                               16.98%
       Halcyon E. Skinner....................                       5,000  (7)                                    *
       William Streicher.....................                     208,842  (2)                                3.42%
       K.C. Trowell..........................                     382,923  (8)                                6.28%
       Directors and Executive Officers
       as a Group (9 persons) (9)............                   2,396,831                                    39.30%


(1) Pursuant to the rules of the SEC, the determinations of "beneficial ownership" of Common Stock are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which provides that shares will be deemed to be "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares or where a person has the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined. Shares of Common Stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. All amounts are determined as of February 28, 2001.

(2)   Includes currently exercisable options to purchase 6,000 shares.

(3) Includes 11,000 shares owned by Mr. Brown's wife, 1,000 shares owned by Mr. Brown's sons, of which 500 shares he disclaims beneficial ownership. Also includes 40,000 shares underlying options that are exercisable within 60 days of February 28, 2001 and 2,500 shares of restricted stock.

(4) Includes 2,000 shares transferred to a revocable trust for benefit of her daughter and currently exercisable options to purchase 6,000 shares.

(5) Includes 40,000 shares underlying options that are exercisable within 60 days of February 28, 2001.

(6) Includes 107,126 shares owned by New River Developers, 113,702 shares owned by Pritchett Trucking, Inc., 87,692 shares owned by Mid-Florida Hauling, Inc., 50,938 shares owned by Bulldog Trucking, 40,148 shares owned by Mr. Pritchett's wife and 55,000 shares owned by Pritchett, Inc. Mr. Pritchett shares voting and investment power with respect to all


                                       16

      such shares. Also includes currently exercisable options to purchase 6,000 shares.

(7)   Includes currently exercisable options to purchase 4,000 shares.

(8) Includes 50,000 shares owned by Mr. Trowell's former spouse with respect to which he shares voting and investment power. Also includes 179,510 shares underlying options that are exercisable within 60 days of February 28, 2001 and 1,875 shares of restricted stock.

(9) Based on a total of 6,099,376 shares of Common Stock outstanding as of February 28, 2001, plus shares of Common Stock which may be acquired by the beneficial owner, or group of beneficial owners, within 60 days of February 28, 2001, by exercise of 293,510 options.

* Represents less than 1% of the outstanding shares of Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the last two fiscal years, the Bank loaned funds to certain of the Company's executive officers and directors in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable transactions with other customers, and which did not involve more than the normal risk of collectability or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and any persons owning more than 10 percent of a class of the Company's stock, to file certain reports on ownership and changes in ownership with the SEC. During 2000, the executive officers and directors of the Company filed with the SEC on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them, except that Mr. Andrews made one late filing with respect to one transaction.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The firm of Arthur Andersen, LLP served as the independent accountants for the Company for the fiscal year ending December 31, 2000. Representatives of Arthur Andersen, LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Currently, no accounting firm has been selected to provide accounting services to the Company for the fiscal year ending December 31, 2001. The Board of Directors and the Audit Committee plan to consider the engagement of independent accountants at a later date.

SHAREHOLDER PROPOSALS

      Shareholders who wish a proposal to be included in the Company's Proxy Statement and form of proxy relating to the 2002 Annual Meeting should deliver a written copy of their proposal to the principal executive offices of the Company no later than December 14, 2001. Proposals should be directed to G. Thomas Frankland, Corporate Secretary, CNB Florida Bancshares, Inc., 9715 Gate Parkway North, Jacksonville, Florida 32246. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials. To be considered timely, all other proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company by February 24, 2002. Additionally, the Company may solicit proxies in connection with next year's annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by February 24, 2002.

ANNUAL REPORT; FORM 10-K

      A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000 is being provided to each shareholder simultaneously with delivery of this Proxy Statement. Additional copies of the Annual Report to Shareholders or copies of the Company's Annual Report on Form 10-K, filed with the SEC, may be obtained by writing to G. Thomas Frankland, Executive Vice President and Chief Financial Officer, CNB Florida Bancshares, Inc., 9715 Gate Parkway North, Jacksonville, Florida 32246.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors of CNB does not anticipate that other matters will be brought before the Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting of Shareholders, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

COST OF SOLICITATION

      The cost of solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this proxy statement. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, facsimile or e-mail by Directors, officers or regular employees of the Company, who will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith.

      Holders of Common Stock are requested to complete, date and sign the accompanying form of proxy and promptly return it to the Company's transfer agent in the enclosed, addressed postage paid envelope.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ G. Thomas Frankland
                                              -----------------------
                                              G. Thomas Frankland

                                              Corporate Secretary

Dated: April 10, 2001

                                   EXHIBIT "A"

                          CNB Florida Bancshares, Inc.
                             Audit Committee Charter

Membership

The Audit Committee will be composed of not less than three members of the Board of Directors. They will be selected by the Board, taking into account prior experience in matters to be considered by the Committee, probable availability at times required for consideration of such matters, and their individual independence and objectivity.

The Audit Committee's membership meets the requirements of the Audit Committee policy of the NASDAQ stock exchange. Accordingly, all members are directors independent of management and free from relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member.

No officers or employees of the Company or its subsidiaries will serve on the Audit Committee.

When  considering  relationships  that  might  affect  independence,   including
possible affiliate status, the Board of Directors will give appropriate consideration to the guidelines issued by the NASDAQ stock exchange.

Actions of the Audit Committee

The Audit Committee's activities will include the following actions:

* Oversight of the financial statements and relations with the independent auditors.

  * The  responsibility  to  select,  evaluate,  and  replace  the   independent
    auditors.

  * Instruct the independent auditors that the Board of Directors is the client in its capacity as the shareholders' representative.

  * Expect the independent auditors to meet with the Board of Directors or Audit Committee at least annually.

  * Expect financial   management  and  the  independent  auditors  to   analyze
    significant  financial report issues and practices on a timely basis.

  * Expect financial management and the independent auditors to discuss with the Audit Committee: qualitative judgment about whether current or proposed accounting principles and disclosures are appropriate, not just acceptable.

* Expect the independent auditors to provide the Audit Committee with:

  * Independent judgments about the appropriateness of the Company's current or proposed accounting principles and whether current or proposed financial disclosures are clear.

  * Views on whether the accounting principles chosen by management are conservative, moderate, or aggressive as they relate to income, asset, and liability recognition, and whether these accounting principles are commonly used.

  * Reasons why accounting principles and disclosure practices used for new transactions or events are appropriate.

  * Reasons  for  accepting  or  questioning  significant  estimates   made   by
    management.

  * Views on how selected accounting principles and disclosure practices affect shareholder and public attitudes about the Company.

  * A formal written statement regarding relationships and services which may affect objectivity and independence.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


      I, the undersigned shareholder of CNB Florida Bancshares, Inc. (the "Company"), Jacksonville, Florida, do hereby nominate, constitute and appoint, Mr. K. C. Trowell and Mr. G. Thomas Frankland, or either of them, my true and lawful proxy and attorney(s) with full power of substitution for me and in my name, place and stead, to represent and vote all of the common stock par value $.01 per share of the Company, held in my name on its books on March 30, 2001 at the Annual Meeting of Shareholders to be held on Wednesday, May 16, 2001.


      PROPOSAL 1. Election of the following Directors:


[ ] FOR all nominees listed below            [ ]  WITHHOLD AUTHORITY to vote
    (except as marked to the contrary below)      for all nominees listed below


               Thomas R. Andrews            Halcyon E. Skinner
               Audrey S. Bullard            William Streicher
               Raymon Land, Sr.             K.C. Trowell
               Marvin H. Pritchett


(INSTRUCTION: To withhold authority to vote for any individual nominee write the name(s) of such nominee(s) below.)
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.


      PROPOSAL 2. Adoption of Amendment to the Performance-Based Incentive Plan:


[ ]  FOR adoption of the Amendment           [ ] AGAINST adoption of Amendment



      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.



                   IMPORTANT: PLEASE SIGN AND DATE ON REVERSE






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



      This proxy, when property executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposal 1 and FOR Proposal 2. Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company.



---------------------------------
Date



---------------------------------
Signature



---------------------------------
Signature (if jointly held)



---------------------------------
Print Name Here


IMPORTANT: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ADDRESSED ENVELOPE OR OTHERWISE TO SUNTRUST BANK, ATLANTA, N.A., MAIL CODE 258, P.O. BOX 4625, ATLANTA, GEORGIA 30302. IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND THE MEETING AND VOTE, YOUR SHARES CANNOT BE VOTED.





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